UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: February 12, 2014

(Date of earliest event reported)

CAFEPRESS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

6901 A Riverport Drive, Louisville, Kentucky 40258

(Address of principal executive offices, including zip code)

(502) 995-2258

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 12, 2014, the Compensation Committee of the Board of Directors of CafePress Inc. (the “Company”) approved, and the Company entered into, an agreement with the Company’s Chief Executive Officer, Bob Marino, which provides, in part, that in the event Mr. Marino’s employment with the Company is terminated other than for “Cause” (as defined in the agreement, (the “Severance Agreement”)), Mr. Marino would be entitled to receive a lump sum payment equal to twelve months of his then-current base salary if he executes and does not revoke a release in a form reasonable satisfactory to the Company. The severance benefits provided in the Severance Agreement replace any severance benefits Mr. Marino may be entitled to receive under his offer letter and are in addition to, but mutually exclusive of, the severance and acceleration benefits Mr. Marino is entitled to receive under the Company’s Amended and Restated Change of Control and Severance Agreement.

The foregoing is a summary of the Severance Agreement only and is qualified in its entirety by reference to the Severance Agreement which is attached as Exhibit 10.1 hereto and which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Severance Agreement with Bob Marino dated February 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 19, 2014	CafePress Inc.

	By:	/s/ Monica N. Johnson
Monica N. Johnson Chief Financial Officer